Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 10-KSB/A of SystemOne Technologies Inc. (the “Company”) for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Paul I. Mansur, Chief Executive Officer of the Company, and Steven M. Healy, Director of Finance and Administration of the Company, each hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 29, 2004	/s/ Paul I. Mansur
Paul I. Mansur
Chief Executive Officer (Principal Executive Officer)

Date: April 29, 2004	/s/ Steven M. Healy
Steven M. Healy
Director of Finance and Administration (Principal Financial Officer)

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

     The foregoing certification is being furnished as an exhibit to the report pursuant to Item 601(b)(32) of Regulation S-B and Section 906 of the Sarbanes-Oxley Act of 2002 and, accordingly, is not being filed with the Securities and Exchange Commission as part of the Report and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, (whether made before or after the date of the report, irrespective of any general incorporation language contained in such filing).